UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 14, 2005

Coherent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-05255	94-1622541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 Patrick Henry Drive
Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 764-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

The registrant entered into a Transition and General Release of Claims Agreement (the “Transition Agreement”) with Vittorio Fossati-Bellani, the registrant’s Executive Vice President and Chief Marketing Officer, which became effective March 11, 2005.  The Transition Agreement provides that Mr. Fossati-Bellani will resign from his position as Executive Vice President and Chief Marketing Officer at the end of the second fiscal quarter of 2005, and will remain employed by the registrant in the capacity of Strategic Planning Specialist until April 7, 2006, or an earlier date if he is terminated for cause or voluntarily terminates his employment with the registrant.  During the period beginning the third fiscal quarter of 2005 and ending on April 7, 2006, Mr. Fossati-Bellani will receive an annualized base salary of $175,000 and be eligible to participate in the registrant’s bonus plan.  In addition, Mr. Fossati-Bellani will be entitled to receive a termination payment of $200,000 within 10 days of April 7, 2006, provided he is not terminated for cause.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHERENT, INC. a Delaware corporation

By:	/s/ Helene Simonet
Helene Simonet Executive Vice President and Chief Financial Officer

Date:  March 14, 2005